SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 19, 2012

ORGANOVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54621	27-1488943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5871 Oberlin Drive, Suite 150, San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

(858) 550-9994

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Private Placement

On March 19, 2012, Organovo Holdings, Inc., a Delaware corporation (the “Company”), issued a press release announcing the completion of the final closing (the “Final Closing”) of its recently announced private placement of equity securities. At the Final Closing, the Company offered and sold an aggregate of 6,916,000 units (“Units”) of its securities, at a price of $1.00 per Unit, to accredited investors.

As previously announced, the Company raised $6.5 million in gross proceeds on February 8, 2012, in the first closing of the private placement, and $1.8 million in gross proceeds on February 29, 2012, in the second closing. During the entire private placement, the Company raised total gross proceeds of $15.2 million and total net proceeds of $12.8 million.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the securities described herein. This Current Report on Form 8-K is being filed pursuant to and in accordance with Rule 135c of the 1933 Act.

NIH Grant

On March 19, 2012, the Company was awarded a $290,053 grant by the National Institutes of Health (the “NIH”) to support the Company’s development of functional human liver tissue utilizing its proprietary NovoGen three-dimensional bioprinting technology.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The exhibit listed in the Exhibit Index below is filed with this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: March 20, 2012	By:	/s/ Barry Michaels
Name: Barry Michaels
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company, dated March 19, 2012.